Cary, NC
Contact:  Shawn Poe, CFO   919-677-4019

Ply Gem Reports Second Quarter 2012 Results

August 10, 2012 - Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of exterior building products in North America, today announced financial results for the second quarter and first half of 2012.  Our 2012 highlights included:

•
Net sales for the second quarter were $307.3 million, an increase of $12.8 million, or 4.3%, compared to the prior year second quarter of $294.5 million.  Net sales for the first half of 2012 were $546.5 million, higher than the prior year by $51.9 million, or 10.5%.

•
Our second quarter operating earnings were $31.0 million compared to $28.8 million for the second quarter of 2011 after considering the inventory buyback expense associated with new customer wins. Operating earnings for the first half of 2012 were $32.7 million compared to $21.2 million for the first half of 2011 after considering the inventory buyback expense associated with new customer wins.

•
Adjusted EBITDA was $44.2 million for the second quarter of 2012 compared to Adjusted EBITDA of $42.6 million for the second quarter of 2011.  Adjusted EBITDA was $59.2 million for the first half of 2012 compared to Adjusted EBITDA of $49.2 million for the first half of 2011.

Gary E. Robinette, President and CEO, said “I am satisfied with the positive direction that Ply Gem’s performance has demonstrated thus far in 2012. Our first half net sales growth of 10.5% demonstrates our ability to continue to take profitable market share as well as improved market demand for our products. As expected, the rate of sales growth slowed in the second quarter as compared to the first quarter which we believe was positively impacted by favorable weather conditions that existed throughout most of the United States during the winter months.”

“Even though the market environment was better during the first half of this year, we believe the recovery will continue to be slow and choppy for some time. As such, Ply Gem will continue to focus on maintaining a lean overall cost structure while striving to outperform the market across all of our product categories,” concluded Mr. Robinette.

Ply Gem, headquartered in Cary, N.C., is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of vinyl siding, designer accents and skirting, vinyl fencing and vinyl and composite railing, stone veneer and vinyl windows and doors used in both new construction and home repair and remodeling in the United States and Western Canada.  Ply Gem siding brands include Mastic Home Exteriors®, Variform®, NAPCO®, Ply Gem® Stone, Kroy®, Cellwood®, Georgia Pacific, DuraBuilt®, Richwood®, Leaf Relief®, Gutter Warrior™ and Monticello® Columns. Ply Gem also manufactures vinyl and aluminum soffit and siding accessories, aluminum trim coil, wood windows, aluminum windows, vinyl and aluminum-clad windows and steel and fiberglass doors. Ply Gem windows and patio door brands include Ply Gem® Windows, Mastic® Replacement Windows, Ply Gem® Canada and Great Lakes® Window. The Company’s brands are sold through short-line and two-step distributors, pro dealers, home improvement dealers and big box retailers. Ply Gem employs more than 4,200 people across North America. Visit www.plygem.com for more information.

Ply Gem management will host a live webcast on August 10, 2012 at 10:00 a.m. EST to report second quarter results.  To access the webcast, log on to www.plygem.com, click on “Investor Relations”, select “Webcasts” and then click on the webcast link.

Note:  As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.
This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.

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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended
(Amounts in thousands)	June 30, 2012	July 2, 2011

Net sales	$307,289	$294,491
Cost of products sold	233,916	227,462
Gross profit	73,373	67,029
Operating expenses:
Selling, general and administrative expenses	35,745	34,563
Amortization of intangible assets	6,742	6,669
Total operating expenses	42,487	41,232
Operating earnings	30,886	25,797
Foreign currency gain	96	218
Interest expense	(25,958)	(24,939)
Interest income	39	28
Income before benefit for income taxes	5,063	1,104
Benefit for income taxes	(204)	(959)
Net income	$5,267	$2,063

	For the six months ended
(Amounts in thousands)	June 30, 2012	July 2, 2011

Net sales	$546,465	$494,598
Cost of products sold	430,177	399,787
Gross profit	116,288	94,811
Operating expenses:
Selling, general and administrative expenses	70,739	69,927
Amortization of intangible assets	13,461	13,353
Total operating expenses	84,200	83,280
Operating earnings	32,088	11,531
Foreign currency gain	164	351
Interest expense	(51,014)	(51,399)
Interest income	54	64
Loss on modification or extinguishment of debt	-	(27,863)
Loss before provision for income taxes	(18,708)	(67,316)
Provision for income taxes	1,668	1,513
Net loss	$(20,376)	$(68,829)

The accompanying notes are an integral part of these unaudited condensed consolidated statements of operations.

1.           The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2011 audited consolidated financial statements of the Company and the unaudited condensed consolidated financial statements of the Company as of June 30, 2012, and do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

2.            We define adjusted EBITDA as net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), customer inventory buybacks, restructuring and integration costs, write-off of previously capitalized offering costs, environmental remediation, and gain (loss) on modification or extinguishment of debt.  Other companies may define adjusted EBITDA differently and, as a result, our measure of adjusted EBITDA may not be directly comparable to adjusted EBITDA of other companies.  Management believes that the presentation of adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  The Company has included adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and/or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs.  In addition, the Company's Senior Secured asset-based revolving credit facility has certain covenants that apply ratios utilizing this measure of adjusted EBITDA.  Although we use adjusted EBITDA as a financial measure to assess the performance of our business, the use of adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.   Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a performance measure. You are cautioned not to place undue reliance on adjusted EBITDA.

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the three months ended
	June 30, 2012	July 2, 2011
Net income	$5,267	$2,063
Interest expense, net	25,919	24,911
Benefit for income taxes	(204)	(959)
Depreciation and amortization	13,189	13,393
Non cash gain on currency transaction	(96)	(218)
Customer inventory buyback	119	2,971
Restructuring/integration expense	-	477
Adjusted EBITDA	$44,194	$42,638

	Ply Gem Holdings, Inc.
(Amounts in thousands)	For the six months ended
	June 30, 2012	July 2, 2011
Net loss	$(20,376)	$(68,829)
Interest expense, net	50,960	51,335
Provision for income taxes	1,668	1,513
Depreciation and amortization	26,506	27,083
Non cash gain on currency transaction	(164)	(351)
Loss on modification or extinguishment of debt	-	27,863
Customer inventory buyback	564	9,663
Restructuring/integration expense	-	906
Adjusted EBITDA	$59,158	$49,183

3.            Long-term debt amounts in the selected balance sheets at June 30, 2012 and December 31, 2011 consisted of the following:

(Amounts in thousands)	June 30, 2012	December 31, 2011

Senior secured asset based revolving credit facility	$49,000	$55,000
8.25% Senior secured notes due 2018, net of
unamortized early tender premium and
discount of $43,739 and $40,641	796,261	759,359
13.125% Senior subordinated notes due 2014, net of
unamortized discount of $2,226 and $2,689	147,774	147,311
	$993,035	$961,670

4.            The following is a summary of selected balance sheet amounts at June 30, 2012 and December 31, 2011:

(Amounts in thousands)	June 30, 2012	December 31, 2011

Cash and cash equivalents	$38,322	$11,700
Accounts receivable, less allowances	148,956	109,515
Inventories	112,958	104,805
Prepaid expenses and other current assets	15,049	13,272
Property and equipment, net	96,047	99,845
Intangible assets, net	107,741	121,148
Goodwill	391,454	391,467
Accounts payable	85,153	50,090
Long-term debt	993,035	961,670
Stockholder's deficit	(296,980)	(277,322)